Exhibit 5.1

John B. Shannon	Direct Dial: 404-881-7466	E-mail: john.shannon@alston.com

September 16, 2010

Global Payments Inc.

10 Glenlake Parkway, North Tower

Atlanta, Georgia 30328-3473

Re:	Form S-8 Registration Statement —
Global Payments Inc. Non-Qualified Deferred Compensation Plan

Ladies and Gentlemen:

We have acted as counsel for Global Payments Inc., a Georgia corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), to register under the Securities Act of 1933, as amended (the “Securities Act”), $8,000,000 of deferred compensation obligations, which may be issued by the Company pursuant to the Global Payments Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Amended and Restated Articles of Incorporation of the Company, the Fourth Amended and Restated By-laws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the shareholders of the Company deemed by us to be relevant to this opinion letter, the Deferred Compensation Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth, including without limitation, the Company’s representation to us that it has established and will maintain the Deferred Compensation Plan primarily for the purpose of providing compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express

September 16, 2010

any opinion or belief as to matters that might have been disclosed by independent verification. In our examination of relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

Our opinion set forth below is limited to Title I of ERISA and the laws of the State of Georgia that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Deferred Compensation Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Deferred Compensation Plan and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that (i) the Company has been duly authorized to incur the deferred compensation obligations pursuant to the Deferred Compensation Plan, and the deferred compensation obligations, when incurred in accordance with terms and conditions of the Deferred Compensation Plan, will be valid obligations of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Deferred Compensation Plan; and (ii) the Deferred Compensation Plan is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document complies with the provisions of ERISA from which such plans are not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ John B Shannon
John B. Shannon, Partner